Exhibit 99.1

PRESS RELEASE

AMERICAN LITHIUM MINERALS, INC.

APPOINTS DAVE CLARKE TO THE BOARD OF DIRECTORS

FT. LAUDERDALE, FL—May 13, 2009—American Lithium Minerals Inc. OTCBB: AMLM (the “Company”) announced today that it has appointed Mr. Dave Clarke to the Board of Directors effective as of May 13, 2009.

Mr. Clarke, age 50, is a businessman who lives in Calgary, Alberta, Canada.  For 4 years Mr. Clarke was the Chairman, CEO and President of a publicly traded company on the Toronto Venture Stock Exchange.  Dave has a strong business background in starting companies as well as operating and owning profitable companies over the last 25 years.

American Lithium Minerals Inc. is an early stage lithium exploration company engaged in evaluating, developing and acquiring lithium projects, with a focus on the United States, Canada and South America.

Forward-Looking Statements

Included in this release are certain “forward-looking” statements involving risks and uncertainties which are intended to conform to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s financial performance.  Such statements are based on management’s current expectations and are subject to certain factors, risks and uncertainties that may cause actual results, events and performance to differ materially from those referred to or implied by such statements.  In addition, actual future results may differ materially from those anticipated, depending on a variety of factors, sales and earnings growth, ability to attract and retain key personnel and general economic conditions, including uncertainties relating to global political conditions, such as terrorism.  Information with respect to important risk factors that should be considered may be contained in the Company’s Annual Report on Form 10-K and its Reports on Form 10-Q to be filed with the U.S. Securities and Exchange Commission.  Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  The Company does not intend to update any of the forward–looking statements after the date of this release to conform these statements to actual results or to changes in its expectations, except as may be required by law.

For Additional Information, Contact:

Matthew Markin, President

(954) 828-9143